EXHIBIT 10.2
                                                                    ------------

[CONFORMED COPY]

THIS DEED is made on the 4th day of May 2001

BETWEEN

(1) THE SEVERAL PERSONS whose respective names and addresses are set out in Schedule 1 (the "Covenantors");

(2) SEACOR SMIT INC (a company incorporated under the laws of the State of Delaware, USA) of 11200 Richmond Avenue, Suite 400, Houston, Texas, 77082, USA and whose address in England is 9 Gray's Inn Square, London WC1R 5JF (the "Purchaser").

WHEREAS:-

By an Agreement (the "Sale Agreement") of even date herewith and made between the Covenantors and others (1) and the Purchaser (2) the Covenantors and others agreed to sell the whole of the issued share capital of Stirling Shipping Holdings Limited to the Purchaser and the Covenantors agreed on completion of such sale to enter into this Deed.

THIS DEED WITNESSES as follows:-

1.         DEFINITIONS AND INTERPRETATION
           ------------------------------
           In this Deed:-

1.1 Words and expressions defined in the Sale Agreement have the same meaning except where otherwise provided or unless there is something in the subject matter or context which is inconsistent with them.

1.2 "Accounts" means the Accounts (as defined in the Sale Agreement) and/or the Completion Accounts.

1.3 "Company" means each, any or all of the companies whose respective names and registered numbers are set out in Schedule 2 as the context shall require.

1.4 "Covenantors' Relief" means any Relief or any right to repayment of Tax which is or subsequently becomes available to the Company other than:-

           1.4.1 any Relief or right to repayment of Tax which was treated as an asset of the Company in the Accounts: and

           1.4.2 any Relief which arises as a result of any event which occurs after Completion.

1.5 "Event" means any payment, transaction, act, omission or occurrence of whatever nature whether or not the Company or the Purchaser is a party thereto and for the avoidance of doubt includes:-

           1.5.1 the execution of the Sale Agreement and completion of the sale of the Shares to the Purchaser; and

           1.5.2      the death of any person;

           1.5.3      the Demerger;

           and references to an Event occurring on or before Completion shall include:-

           (a) an Event deemed, pursuant to any Taxation Statute, to occur or which is otherwise treated or regarded as occurring on or before Completion and

           (b) the combined result of two or more Events one or more of which occurred on or before Completion but only to the extent that the Event or Events which occurred on or before Completion is/are outside the ordinary course of business of the Company and the successive Events are effected after Completion in the ordinary course of the Company's business as carried out at Completion.

1.6 "Liability for Taxation" means any liability of the Company to make a payment of or in respect of Taxation whether or not the same is primarily payable by the Company and whether or not the Company has or may have any right of reimbursement against any other person or persons and shall also include:-

           1.6.1 the Loss of any Relief (other than a Relief the utilisation of which was assumed for the purpose of computing any provision for Tax in the Accounts) where such Relief was treated as an asset of the Company in the Accounts in which case the amount of the Liability for Taxation shall be the amount of Taxation which would (on the basis of tax rates current at the date of such Loss) have been saved but for such Loss assuming for this purpose that the Company had sufficient profits or was otherwise in a position to use the Relief;

           1.6.2 the Loss of any right to repayment of Taxation (including any repayment supplement) which was treated as an asset in the Accounts of the Company in which case the amount of the Liability for Taxation shall be the amount of the right to repayment and any related repayment supplement; and

           1.6.3 the set-off or use against income, profits or gains earned, accrued or received or against any Tax chargeable in respect of an Event occurring on or before Completion of any Relief or right to repayment of Taxation (including any repayment supplement) which is not available before Completion but arises after Completion in circumstances where, but for such set-off or use, the Company would have had a liability to make a payment of or in respect of Taxation for which the Purchaser would have been able to make a claim against the Covenantors under this Deed in which case the amount of the Liability for Taxation shall be the amount of Taxation saved by the Company as a result of such set-off or use.

1.7        "IHT Liability" means:-

           1.7.1 any amount of inheritance tax which is at Completion unpaid and in respect of which the Inland Revenue has a charge on any of the Shares or assets of a Company or a power to sell, mortgage or charge any of the Shares or assets of any Company; or

           1.7.2 any amount of inheritance tax which after Completion becomes a charge on or gives rise to a power to sell, mortgage or charge any of the Shares or assets of a Company being a liability in respect of additional inheritance tax payable on the death of any person within seven years after a transfer of value if a charge on or power to sell, mortgage or charge any such Shares or assets of a Company existed at the date of Completion or would have existed at Completion, if the death had occurred immediately before Completion and the inheritance tax payable as a result of such death had not been paid;

           and in determining for the purposes of this Deed whether a charge on or power to sell, mortgage or charge any of the Shares or assets of a Company exists at any time the fact that any inheritance tax is not yet payable or may be paid by instalments shall be disregarded and such inheritance tax shall be treated as becoming due and a charge or power to sell, mortgage or charge as arising, on the date of the transfer of value or other date or event on or in respect of which it becomes payable or arises and the provisions of section 213 of the Inheritance Tax Act 1984 shall not apply.

1.8 "Loss" means any reduction, modification, loss, counteraction, nullification, utilisation, disallowance or clawback for whatever reason.

1.9 "Relevant Company" means any company other than the Company, the Purchaser and any company that may be treated for the purposes of the form of Taxation that has given rise to the Liability for Taxation under Clause 2.4 as being a member of the same group of companies as the Purchaser or as being associated with the Purchaser.

1.10 "Relief" means any loss, relief, allowance, credit, exemption or set-off in respect of Taxation or any deduction in computing income, profits or gains for the purposes of Taxation.

1.11       "Saving" means:-
           (a) the reduction or elimination of any liability of the Company to make an actual payment of tax in respect of which the Covenantors would not have been liable under Clause 2, by the use of any Relief arising wholly as a result of a Liability for Taxation in respect of which the Covenantors have made a payment under Clause 2, and
           (b) any repayment of Taxation which the Company obtains which it would not otherwise have been entitled to but for the payment of any Taxation by the Company in respect of which the Covenantors have made a payment under Clause 2 of this Deed.

1.12       "Tax" or "Taxation" means:-

           1.12.1 all forms of taxation including and without any limitation any charge, tax, duty, levy, impost, withholding or liability in the nature of taxation wherever chargeable imposed for support of national, state, federal, municipal or local government and whether of the UK or any other jurisdiction; and

           1.12.2 any penalty, fine, surcharge, interest or charges payable in connection with any Taxation within sub-clause 1.12.1.

1.13 "Tax Claim" means any assessment, self-assessment, notice, demand, letter or other document issued or action taken by or on behalf of any Taxation Authority from which it appears that the Company is or may be subject to a Liability for Taxation or other liability in respect of which the Covenantors are or may be liable under this Deed.

1.14 "Taxation Authority" means the Inland Revenue, Customs & Excise, Department of Social Security and any other governmental or other authority whatsoever competent to impose any Taxation whether in the United Kingdom or elsewhere.

1.15 "Taxation Statute" means any directive, statute, enactment, law or regulation wheresoever enacted or issued, coming into force or entered into providing for or imposing any Taxation and shall include orders, regulations, instruments, bye-laws or other subordinate legislation made under the relevant statute or statutory provision and any directive, statute, enactment, law, order, regulation or provision which amends, extends, consolidates or replaces the same or which has been amended, extended, consolidated or replaced by the same.

1.16 Headings are for convenience only and shall not affect the construction of this Deed.

1.17 References to gross receipts, income, profits or gains earned, accrued or received shall include any gross receipts, income, profits or gains deemed pursuant to the relevant Taxation Statute to have been or treated or regarded as earned, accrued or received.

1.18 Unless the context otherwise requires the singular shall include the plural and vice versa, the masculine shall include the feminine and references to persons shall include bodies corporate, unincorporated associations and partnerships in each case whether or not having separate legal personality.

1.19 Unless the context otherwise requires references to a clause or sub-clause of or schedule to is a reference to a clause or sub-clause of or schedule to this Deed.

2.         COVENANT
           --------
           Subject as hereinafter provided the Covenantors hereby covenant to pay to the Purchaser an amount equal to:-

2.1 any Liability for Taxation resulting from or by reference to any Event occurring on or before Completion or in respect of any gross receipts, income, profits or gains earned, accrued or received by the Company on or before Completion;

2.2        any IHT Liability;

2.3 any liability of the Company to repay or the loss of the right to receive in whole or in part any payment for the surrender of group relief or of the benefit of any surplus advance corporation tax received or receivable by the Company pursuant to any agreement or claim made on or before the date hereof;

2.4 any Liability for Taxation resulting from or by reference to any Event occurring on or before Completion for which the Company would not have been liable but for being treated as being or having been a member of the same group as or associated with any Relevant Company for the purposes of any Tax; and

2.5 all costs and expenses reasonably and properly incurred and payable by the Company or the Purchaser in connection with any action taken to avoid, resist or settle any Tax Claim, Liability for Taxation, IHT

           Liability or any liability or loss under sub-clause 2.3 or otherwise taking or defending any action under this Deed.

3.         LIMITATION OF COVENANTORS' LIABILITY
           ------------------------------------
           The covenant given by Clause 2 above shall not cover any Liability for Taxation:-

3.1 to the extent that a provision or reserve (including any provision or reserve for deferred tax) in respect thereof was made in the Accounts;

3.2 to the extent that such Liability for Taxation arises or is increased as a result only of any change in law (whether relating to Taxation or otherwise) announced and coming into force after the date of the Sale Agreement;

3.3 to the extent recovery (less costs and expenses) has been made by the Purchaser under the Sale Agreement in respect of the same subject matter;

3.4 to the extent that such Liability for Taxation would not have arisen but for a voluntary act or transaction carried out by the Purchaser or the Company after the date hereof otherwise than in the ordinary course of business or otherwise than pursuant to a legally binding obligation created on or before the date hereof, where in either such case such act or transaction was carried out without the consent of the Covenantors or any of them and where the Purchaser or the Company knew or ought reasonably to have known that such act or transaction would give rise to such Liability for Taxation;

3.5 except in the case of fraudulent or negligent conduct unless written notice of such Liability for Taxation or any Tax Claim which may give rise to such Liability for Taxation specifying in reasonable detail the circumstances giving or which may give rise to such Liability for Taxation and the amount thereof has been served on the Covenantors on or prior to the seventh anniversary of Completion;

3.6 in respect of stamp duty or stamp duty reserve tax payable on the transfer or agreement to transfer the Shares pursuant to the Agreement;

3.7 to the extent that provisions in Schedule 7 to the Sale Agreement are expressed to have application to this Deed;

3.8 to the extent that such Liability for Taxation was discharged on or before Completion and the discharge of such Liability for Taxation was recognised in the Accounts;

3.9 to the extent that such Liability for Taxation is reduced or eliminated by the use of a Covenantors' Relief;

3.10 to the extent that such Liability for Taxation arises or results from or as a consequence of any change after Completion in accounting date, accounting policy or the basis upon which the Company values its assets;

3.11 to the extent that such Liability for Taxation relates to any fine, penalty, surcharge or interest arising by reason of any failure or delay on the part of the Purchaser or the Company in paying over to the relevant Taxation Authority any payment made under this Deed by the Covenantors or in keeping, preserving, maintaining or submitting any accounts, records, form, return or computation after Completion or in complying with their obligations under this Deed;

3.12 to the extent that such Liability for Taxation would not have arisen but for a cessation of or any change in the nature of conduct of any trade carried on by the Company being a cessation or change occurring on or after Completion; or

3.13 to the extent that the provision or reserve in the Accounts in respect of that Liability for Taxation is insufficient by reason of any increase in rates of Taxation after Completion; or

3.14 to the extent that such Liability for Taxation arises or is increased as a result of a change to or the withdrawal after the date hereof of any previously published practice or concession of any Taxation Authority; or

3.15 to the extent that such Liability for Taxation arises as a result of the revocation or revision after Completion by the Company or the Purchaser of any claim, election, surrender, disclaimer or notification in relation to Taxation made before Completion and the consequences or effect of which are reflected in the Accounts (the details of those which are reflected in the Accounts (but not the Completion Accounts) were provided to the Purchaser on or before the date of this Deed);

3.16 to the extent that the Liability for Taxation arises or is increased as a result of a failure on the part of the Company or the Purchaser on or after Completion to make any claim, election, surrender or disclaimer or give any consent or notification or do anything after Completion, the making, giving or doing of which was taken into account in the Accounts (the details of those which are taken into account in the Accounts (but not the Completion Accounts) were provided to the Purchaser on or before the date of this Deed);

           and for the purposes of this Clause 3 only "Liability for Taxation" shall be deemed to include a liability or loss falling within sub-clause 2.2, 2.3 or 2.5.

4.         DISPUTES AND CONDUCT OF TAX CLAIMS
           ----------------------------------
4.1 If the Purchaser or the Company shall become aware of a Tax Claim the Purchaser shall or shall procure that the Company shall as soon as reasonably practicable thereafter give written notice thereof to the Covenantors.

4.2 If the Covenantors shall indemnify and secure the Company and/or (as the case shall require) the Purchaser to the Purchaser's reasonable satisfaction against all liabilities, costs, damages or expenses which may be incurred thereby including any additional Liability for Taxation, the Purchaser shall and shall procure that the Company shall take such action as the Covenantors may reasonably request by notice in writing given to the Company and the Purchaser to avoid, dispute, defend, resist, appeal or compromise any Tax Claim (such a Tax Claim where action is so requested being hereinafter referred to as a "Dispute") Provided that neither the Company nor the Purchaser shall be obliged to appeal or procure an appeal against any assessment to Taxation raised on either of them if, the Covenantors having been given written notice of the receipt of such assessment, the Company and the Purchaser have not within 15 days of the date of the notice received instructions in writing from the Covenantors to do so.

4.3 If the Covenantors do not request the Purchaser or the Company to take any action under sub-clause 4.2 of this Deed or fail to indemnify and secure the Purchaser and the Company to the Purchaser's reasonable satisfaction within a period of time (commencing with the date of the notice given to the Covenantors) that is reasonable having regard to the nature of the Tax Claim and the existence of any time limit in relation to avoiding, disputing, defending, resisting, appealing or compromising such Tax Claim and which period shall not in any event exceed a period of 30 days or if the Tax Claim concerns fraudulent conduct, the Purchaser or Company shall have the conduct of the Tax Claim absolutely (without prejudice to its rights under this Deed) and shall be free to pay or settle the Tax Claim on such terms as may be reasonable.

4.4 Subject to sub-clause 4.3, by agreement in writing between the Purchaser and the Covenantors, the conduct of a Dispute may be delegated to the Covenantors upon such terms as may be agreed from time to time between the Purchaser and the Covenantors Provided that, unless the Purchaser and the Covenantors specifically agree otherwise in writing, the following terms shall be deemed to be incorporated into any such agreement:-

           4.4.1 the Company and the Purchaser shall promptly be kept fully informed of all matters pertaining to a Dispute and shall be entitled to see and keep copies of all correspondence and notes or other written records of telephone conversations or meetings and, in the event that there is no written record, shall within a reasonable period be given a report of all telephone conversations with any Taxation Authority to the extent that it relates to a Dispute;

           4.4.2 the appointment of solicitors or other professional advisers shall be subject to the approval of the Purchaser, such approval not to be unreasonably withheld or delayed;

           4.4.3 all written communications pertaining to the Dispute which are to be transmitted to the relevant Taxation Authority shall first be submitted to the Purchaser and the Company for approval and shall only be finally transmitted if such approval is given, which approval is not to be unreasonably withheld or delayed; and

           4.4.4 the Covenantors shall make no settlement or compromise of the Dispute or agree any matter in the conduct of the Dispute which is likely to affect the future liability to Taxation of the Company or of the Purchaser without the prior approval of the Company and the Purchaser (as may be appropriate), such approval not to be unreasonably withheld or delayed.

4.5 Neither the Purchaser nor the Company shall be subject to any claim by or liability to any of the Covenantors for non-compliance with any of the foregoing provisions of this Clause 4 if the Purchaser or the Company has bona fide acted in accordance with the instructions of any one or more of the Covenantors.

5.         PAYMENT DATE AND INTEREST
           -------------------------
5.1 Where the Covenantors are liable to make any payment under Clause 2, the due date for the making of that payment (the "Due Date") shall be the later of the date falling seven days after the Purchaser has served a notice on the Covenantors demanding that payment and:-

           5.1.1 in a case that involves an actual payment of Taxation by the Company, the date on which the Taxation in question would have had to have been paid to the relevant Taxation Authority in order to prevent a liability to interest or a fine, surcharge or penalty from arising in respect of the Liability for Taxation in question; or

           5.1.2 in any case that involves a Liability for Taxation falling within Clause 1.6.1 the last date upon which the Taxation that would otherwise have been saved becomes finally due and payable to the relevant Taxation Authority; or

           5.1.3 in any case that involves a Liability for Taxation falling within Clause 1.6.2 the date upon which the repayment was due from the relevant Taxation Authority; or

           5.1.4 in any case that involves a Liability for Taxation falling within Clause 1.6.3 the date upon which Taxation becomes due and payable to the relevant Taxation Authority which would not otherwise have become due and payable had it not been for the said use or setting off of the Relief concerned.

5.2 Any dispute as to the amount specified in any notice served on the Covenantors under sub-clause 5.1.2, 5.1.3 or 5.1.4 shall be determined by the auditors of the Company for the time being, acting as experts and not as arbitrators (the costs of that determination being shared equally by the Covenantors and the Purchaser).

5.3 If any sums required to be made by the Covenantors under this Deed are not paid on the Due Date, then, except to the extent that the Covenantors' liability under Clause 2 compensates the Purchaser for the late payment by virtue of it extending to interest and penalties, such sums shall bear interest (which shall accrue from day to day after as well as before any judgment for the same) at the rate of 2 per cent per annum over the base rate from time to time of Barclays Bank Plc or (in the absence thereof) at such similar rate as the Purchaser shall select from the day following the Due Date up to and including the day of actual payment of such sums such interest to be compounded quarterly.

6.         TAXATION OF PAYMENTS
           --------------------
6.1 Any sum payable by the Covenantors to the Purchaser under this Deed shall be paid free and clear of any deduction or withholding whatsoever, save only as may be required by law.

6.2 If any deduction or withholding is required by law to be made from any payment by the Covenantors under this Deed (other than a payment made pursuant to Clause 5.3) or if (ignoring any Relief) the Purchaser is subject to Taxation in respect of such payment the Covenantors shall increase the amount of the payment by such additional amount as is necessary to ensure that the net amount received and retained by the Purchaser (after taking account of all deductions or withholdings or Taxation) is equal to the amount which it would have received and retained had the payment in question not been subject to any deductions or withholdings or Taxation.

6.3 If any additional amount is paid pursuant to sub-clause 6.2 by virtue of any deduction or withholding being required by law to be made and the Purchaser receives a tax credit, repayment or other benefit by reason of any deduction or withholding in respect of which the Covenantors have paid an additional amount, the Purchaser shall pay to the Covenantors forthwith the amount of such tax credit, repayment or other benefit.

7.         RECOVERY FROM OTHER PERSONS
           ---------------------------
7.1 Where the Purchaser or the Company is or becomes entitled to recover from some other person not being the Purchaser, the Company or any other company within the same group of companies as the Purchaser or the Company any amount which is referable to a Liability for Taxation which has resulted in a payment being made by the Covenantors under this Deed, the Purchaser shall or procure that the Company shall:-

           7.1.1      notify the Covenantors of its entitlement; and

           7.1.2 if required by the Covenantors and, subject to the Purchaser and the Company being secured and indemnified by the Covenantors against any Taxation that may be suffered on receipt of that amount and any costs and expenses incurred in recovering that amount, take or procure that the Company takes all reasonable steps to enforce that recovery.

7.2 If the Purchaser or the Company recovers any amount referred to in sub-clause 7.1 the Purchaser shall account to the Covenantors for the lesser of:-

           7.2.1 any amount recovered (including any related interest or related repayment supplement) less any Taxation suffered in respect of that amount and any costs and expenses incurred in recovering that amount (save to the extent that that amount has already been made good by the Covenantors under sub-clause 7.1.2); and

           7.2.2 the amount paid by the Covenantors under Clause 2 in respect of the Liability for Taxation in question.

8.         SAVINGS
           -------
8.1 If the Purchaser or the Company become aware that any Liability for Taxation which has resulted in a payment being made by the Covenantors under Clause 2 has given rise to a Saving, the Purchaser shall forthwith give details thereof to the Covenantors. The Covenantors may on receipt of such notice or in the absence of such notice at any time request the auditors for the time being of the Company to certify that the Company has obtained a Saving and the amount of the Saving shall be dealt with in accordance with Clause 8.2.

8.2        The Purchaser will repay to the Covenantors the lesser of:-

           8.2.1 the amount of the Saving (as determined by the Auditors) less any costs incurred by the Company or the Purchaser; and

           8.2.2 the amount paid by the Covenantors under Clause 2 in respect of the Liability for Taxation which gave rise to the Saving less any part of that amount previously repaid to the Covenantors under any provision of this Deed or otherwise.

8.3        If the amount of the Saving exceeds the amount mentioned in Clause
           8.2.2 the excess will be set against (and so will reduce or eliminate) any liability of the Covenantors under Clause 2 then outstanding or which arises after such determination in the latter case as and when such liability arises.

9.         COVENANTORS' RELIEF
           -------------------
9.1 The Purchaser shall at the direction in writing of the Covenantors procure that any Company shall take all such steps as the Covenantors may require to use in the manner hereinafter mentioned all Covenantors' Reliefs to reduce or eliminate any Liability for Taxation or other liability in respect of which the Purchaser would have been able to make a claim against the Covenantors under this Deed the said use being to effect the reduction or elimination of any such Liability for Taxation or other liability to the extent specified by the Covenantors and permitted by Law and to provide to the Covenantors at the Covenantors' expense a certificate from the Auditors confirming that all Covenantors' Reliefs have been so used.

10.        REPAYMENTS OF TAX
           -----------------
10.1 If the Company receives any repayment of Tax which relates to a period prior to Completion and which has not been taken into account in the Accounts, including without limitation both an actual repayment and a credit to offset against any other Liability to Tax, the Purchaser will as soon as is reasonably practicable thereafter repay to the Covenantors the lesser of:-

           10.1.1     the amount of the repayment of tax; and

           10.1.2 the aggregate amount (if any) paid by the Covenantors under Clause 2 less any part of that amount previously paid to the Covenantors under any provision of this Deed or otherwise.

10.2 If upon receipt of a repayment of Tax pursuant to Clause 10.1 the amount mentioned in Clause 10.1.1 exceeds the amount mentioned in Clause 10.1.2 the excess will be set against (and so will reduce or eliminate) any liability of the Covenantors under Clause 2 then outstanding or which arises after such determination in the latter case as and when such liability arises.

11.        OVER-PROVISIONS
           ---------------
11.1 If the Purchaser or the Company become aware that any provision for Taxation contained in the Accounts is likely to be an over-provision, the Purchaser shall forthwith give details thereof to the Covenantors. The Covenantors may on receipt of such notice or in the absence of such notice at any time request the auditors for the time being of the Company to certify that any provision for Taxation in the Accounts has proved to be an over-provision and the amount of such over-provision shall be dealt with in accordance with Clause
           11.2. For the avoidance of doubt this Clause shall not apply where any provision for Taxation contained in the Accounts has proved to be an over-provision wholly or mainly as a result of any Event occurring after Completion.

11.2       Where Clause 11.1 applies:-

           11.2.1 the amount over provided shall first be set off against any payment then due from the Covenantors under this Deed; and

           11.2.2 to the extent that there is an excess, a refund shall be made to the Covenantors of any previous payment or payments made by the Covenantors under this Deed and not previously refunded under this Clause up to the amount of such excess; and

           11.2.3 to the extent that the excess referred to in Clause 11.2.2 is not exhausted under that Clause the remainder of that excess shall be refunded to the Covenantors.

11.3 In determining under Clause 11.1 whether any provision in the Accounts has proved to be an over-provision, the Auditors will act as experts and not as arbitrators and (in the absence of manifest error) their determination will be conclusive and binding on the parties.

11.4 Where a determination has been made by the Auditors under Clause 11.1 the Covenantors or the Purchaser or the Company may request the Auditors to review such determination (at the expense of the person(s) making the request) in the light of all relevant circumstances, including any facts which have become known only since such determination, and to determine whether such determination remains correct or whether, in the light of those circumstances, the amount that was the subject of such determination should be amended.

11.5 If the Auditors determine under Clause 11.3 that an amount previously determined should be amended, that amended amount will be substituted for the purposes of Clause 11.1 and 11.2 in place of the amount originally determined, and such adjusting payments (if any) as may be required by virtue of such substitution will as soon as reasonably practicable be made by the Covenantors to the Purchaser, or as the case may be, by the Purchaser to the Covenantors.

12.        CORPORATION TAX RETURNS
           -----------------------
12.1 The Covenantors or their duly authorised agents shall prepare all documentation and shall have conduct of all matters (including correspondence) relating to the corporation tax returns and computations of the Company for all accounting periods ended on or prior to the Balance Sheet Date and shall submit all such returns and computations to the Purchaser provided that the Covenantors shall not without the prior written consent of the Purchaser (not to be unreasonably withheld or delayed) transmit any communication (written or otherwise) to H.M. Inspector of Taxes or agree any matter with H.M. Inspector of Taxes.

12.2 The Purchaser shall procure that the returns and computations mentioned in sub-clause 12.1 shall be authorised, signed and submitted to H.M. Inspector of Taxes without amendment or with such amendments as the Purchaser reasonably considers to be necessary and shall give the Covenantors or their agents all such assistance as may reasonably be required to agree those returns and computations with H.M. Inspector of Taxes provided that the Purchaser shall not be obliged to take any such action as is mentioned in this sub-clause in relation to any return that is not full, true and accurate in all material respects.

12.3 The Purchaser shall procure that the Company affords such access to its books, accounts and records as is necessary and reasonable to enable the Covenantors or their duly authorised agents to prepare the corporation tax returns and computations of the Company for all accounting periods ended on or before the Balance Sheet Date and conduct matters relating to them in accordance with this Clause 12.

12.4 The Covenantors shall take all reasonable steps to ensure that the corporation tax returns and computations of the Company for all accounting periods ended on or before the Balance Sheet Date are prepared and agreed with H.M. Inspector of Taxes as soon as possible.

12.5 The Purchaser shall provide or shall procure that there is provided to the Covenantors or their agents a copy of any corporation tax return and computation of the Company for the accounting period current at Completion before such return and computation is submitted to the relevant Taxation Authority.

12.6 The Covenantors or their agents shall, within a period of 15 business days following receipt of a copy of the return and computation pursuant to Clause 12.6, be entitled to comment in writing to the Company on such return and computation.

13.        COUNTER INDEMNITY
           -----------------
13.1 The Purchaser hereby undertakes to pay to the Covenantors by way of adjustment to the consideration for the Shares, an amount equal to any Taxation payable by the Covenantors pursuant to Section 767A,
           Section 767AA or Section 767B ICTA 1988 in circumstances where the taxpayer company or the transferred company (as referred to therein) is the Company, provided that the Taxation so payable by the Covenantors is and will not be a Liability for Taxation in respect of which the Purchaser has or will have a claim against the Covenantors pursuant to Clause 2 or pursuant to the Warranties relating to Taxation.

13.2 To the extent that the Covenantors have made a payment to the Purchaser under this Deed or under the Warranties relating to Taxation, and an amount in respect of such Taxation subsequently becomes payable by the Covenantors pursuant to Section 767A, Section 767AA or Section 767B ICTA 1988 in circumstances where the taxpayer company or the transferred company (as referred to therein) is the Company, the Purchaser shall repay to the Covenantors the payment previously paid in respect of that Taxation by the Covenantors to the Purchaser under this Deed or under the Warranties relating to Taxation.

13.3 The undertaking contained in Clause 13.1 and the repayment obligation in Clause 13.2 shall extend to any reasonable costs incurred by the Covenantors in connection with such Taxation or the relevant claim under Clause 13.1 or 13.2.

13.4 The provisions of Clauses 5 and 6 shall apply mutates mutandis to any claim under this Clause 13 by the Covenantors against the Purchaser as if references thereunder to the "Purchaser" or the "Company" were references to the "Covenantors".

14.        ASSIGNMENT
           ----------
14.1       Limited assignment
           No party may assign the benefit of this Deed whether absolutely or by way of security except with the prior written consent of the other party, such consent not to be unreasonably withheld or delayed, (provided that the Purchaser may assign the benefit of this Deed to any member of the Purchaser's Group without any such consent on terms that if such member leaves the Purchaser's Group it will reassign the benefit of the Deed to the Purchaser or to another member of the Purchaser's Group) and any purported assignment in contravention of this clause shall be ineffective.

14.2       Successors in title
           Subject to sub-clause 14.1, this Deed shall be binding upon and enure for the benefit of the personal representatives and assigns and successors in title of each of the parties and references to the parties shall be construed accordingly.

15.        REMEDIES
           --------
15.1       Remedies
           The rights of the Purchaser under this Deed are independent, cumulative and without prejudice to all other rights available to it whether as a matter of common law, statute, custom or otherwise.

15.2       Non-exclusion of fraud
           Nothing in this Deed or in any other document referred to herein shall be read or construed as excluding any liability or remedy as a result of fraud.

16.        WAIVER, VARIATION AND RELEASE
           -----------------------------
16.1       No waiver by omission, delay or partial exercise
           No omission to exercise or delay in exercising on the part of any party to this Deed any right, power or remedy provided by law or under this Deed shall constitute a waiver of such right, power or remedy or any other right, power or remedy or impair such right, power or remedy. No single or partial exercise of any such right, power or remedy shall preclude or impair any other or further exercise thereof or the exercise of any other right, power or remedy provided by law or under this Deed.

16.2       Specific waivers to be in writing
           Any waiver of any right, power or remedy under this Deed must be in writing and may be given subject to any conditions thought fit by the grantor. Unless otherwise expressly stated, any waiver shall be effective only in the instance and only for the purpose for which it is given.

16.3       Variations to be in writing
           No variation to this Deed shall be of any effect unless it is agreed in writing and signed by or on behalf of each party.

16.4       Non-release of all Covenantors
           Any liability to the Purchaser under this Deed may in whole or in part be released, compounded or compromised or time or indulgence given by the Purchaser in its absolute discretion as regards any of the Covenantors under such liability without in any way prejudicing or affecting its rights against any other or others of the Covenantors under the same or like liability, whether joint or several or otherwise.

17.        NOTICES
           -------
17.1       Form of notices
           Any communication to be given in connection with the matters contemplated by this Deed shall except where expressly provided otherwise be in writing and shall either be delivered by hand or sent by first class pre-paid post or facsimile transmission. Delivery by courier shall be regarded as delivery by hand.

17.2       Address and facsimile
           Such communication shall be sent to the address of the relevant party referred to in this Deed or the facsimile number set out below or to such other address or facsimile number as may previously have been communicated to the other party in accordance with this clause. Each communication shall be marked for the attention of the relevant person.
           Vendors' Representative - facsimile number:  0141 352 5601

           Purchaser - facsimile number: 001 212 582 8522. For the attention of Randall Blank.

           Copies to:-
           Alice Gran - facsimile number: 020 7404 1301
           Purchaser's Solicitors (for the attention of S.M. Alais) - facsimile number: 020 7831 7454

17.3       Deemed time of service
           A communication shall be deemed to have been served:

           17.3.1 if delivered by hand at the address referred to in sub-clause 17.2, at the time of delivery;

           17.3.2 if sent by first class pre-paid post to the address referred to in sub-clause 17.2, at the expiration of two clear days after the time of posting; and

           17.3.3 if sent by facsimile to the number referred to in sub-clause 17.2, at the time of completion of transmission by the sender.

           If a communication would otherwise be deemed to have been delivered outside normal business hours in the time zone of the territory of the recipient under the preceding provisions of this clause, it shall be deemed to have been delivered at the next opening of such business hours in the territory of the recipient.

17.4       Proof of service
           In proving service of the communication, it shall be sufficient to show that delivery by hand was made or that the envelope containing the communication was properly addressed and posted as a first class pre-paid letter or that the facsimile was despatched and a confirmatory transmission report received.

17.5       Change of details
           A party may notify the other parties to this Deed of a change to its name, relevant person, address or facsimile number for the purposes of sub-clause

           17.1 Provided that such notification shall only be effective on:

           17.5.1 the date specified in the notification as the date on which the change is to take place; or

           17.5.2 if no date is specified or the date specified is less than five clear Business Days after the date on which notice is deemed to have been served, the date falling five clear Business Days after notice of any such change is deemed to have been given.

17.6       Notice to Covenantors
           Notice given to the Vendors' Representative shall be deemed to be notice to all of the Covenantors. Any notice to be given by the Covenantors shall be sufficiently given on behalf of them all by the Vendors' Representative and the rights of the Covenantors shall be sufficiently exercised or waived on behalf of them if exercised or waived by the Vendors' Representative.

17.7       Non-applicability to Proceedings
           For the avoidance of doubt, the parties agree that the provisions of this Clause 17 shall not apply in relation to the service of any writ, summons, order, judgment or other document relating to or in connection with any Proceedings.

18.        COUNTERPARTS
           ------------
18.1       Execution in counterparts
           This Deed may be executed in any number of counterparts and by the parties on different counterparts, but shall not be effective until each party has executed at least one counterpart.

18.2       One agreement
           Each counterpart shall constitute an original of this Deed but all the counterparts shall together constitute one and the same agreement.

19.        INVALIDITY
           ----------
           Each of the provisions of this Deed is severable. If any such provision is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity or enforceability in that jurisdiction of the remaining provisions of this Deed shall not in any way be affected or impaired thereby.

20.        GOVERNING LAW AND JURISDICTION
           ------------------------------
20.1       English law
           This Deed shall be governed by and construed in accordance with English law.

20.2       Courts of England and Wales
           The parties to this Deed irrevocably agree that, for the exclusive benefit of the Purchaser, the courts of England shall have jurisdiction to settle any dispute which may arise out of or in connection with this Deed and that accordingly any Proceedings may be brought in such courts.

           Service of proceedings
20.3 The Purchaser irrevocably appoints the Purchaser's Solicitors as its process agent to receive on its behalf service of any process in any proceedings in England. Such service shall be deemed completed on delivery to the process agent, (marked for the attention S.M. Alais) whether or not such process is forwarded to and received by the Purchaser. If for any reason such process agent ceases to be able or willing to act as process agent, the Purchaser irrevocably agrees to appoint a substitute process agent and to deliver to the other parties a copy for the new process agent's acceptance of that appointment within 30 days of such acceptance.


IN WITNESS whereof this document has been executed and delivered as a Deed the day and year first above written

                                   SCHEDULE 1
                                   ==========

                                 THE COVENANTORS

Iain Victor Robinson  Harrison
Craighat, Killearn, Glasgow G63 9QL

Fabienne Harrison
Craighat, Killearn, Glasgow G63 9QL

Patrick Charles Lorne Harrison
10 Bowmont Gardens, Glasgow, Strathclyde G12 9LW

James Anthony Frank Cowderoy
The Glassert, Lochard Road, Aberfoyle, Stirling , Perthshire FK8 3TJ

Iona Cowderoy
The Glasset, Lochard Road, Aberfoyle, Stirling, Perthshire FK8 3TJ

Douglas Harrison
Ballabeg, Dykehead, Port of Monteith

Nigel Harrison
36 Greenville Road, Katonah, NY 10536, USA

Gerald Harrison
Craighat, Killearn, Glasgow G63 9QL

Kenneth Malcolm Macdonald
15 Roebank Road, Beith, Ayrshire KT15 2DX

Mary Macdonald
15 Roebank Road, Beith, Ayrshire KT15 2DX

David George Baird
19 Blackwood Avenue, Newton Mearns, Glasgow , Lanarkshire G77 5JY

Alison Baird
19 Blackwood Avenue, Newton Mearns, Glasgow, Lanarkshire G77 5JY

William Briggs Lauchlan
Elmgrove, Kilbride Avenue, Dunoon, Argyll PA23 7LH

Inge Lauchlan
Elmgrove, 6 Kilbride Avenue, Dunoon, Argyll PA23 7LH

Kenneth Cadenhead
6 Kinnoul Lane, Glasgow G12 9HF

Lesley Cadenhead
6 Kinnoul Lane, Glasgow G12 9HF

                                   SCHEDULE 2
                                   ==========

                                  THE COMPANIES



Name                                                         Registered Number



Stirling Shipping Holdings Limited                                SC212855

Stirling Shipping Company Limited                                 SC159842

Stirling Offshore Limited                                         SC041594

Stirling Marine Limited                                           SC108613

Bruce Marine Limited                                              SC11094

Haven Shipping Company Limited                                    SC044380

Stirling Trustees Limited                                         SC160232

Stirling Shipmanagement Limited (formerly
Known as Stirling Ferries Limited)                                SC182248

Stirling Shipping (Malta) Limited                                 C14865

Signed as a Deed by                         }                 [Signed by]
IAIN VICTOR ROBINSON HARRISON               }                 Iain V.R. Harrison
in the presence of:-                        }

Witness: Name     Shuna Stirling


Address           70 Wellington Street
                  Glasgow


Occupation        Solicitor

Signed as a Deed by                         }                 [Signed by]
FABIENNE HARRISON                           }                 Iain V.R. Harrison
in the presence of:-                        }                 [as Attorney]

Witness: Name     Shuna Stirling


Address           as above




Occupation

Signed as a Deed by                         }                [Signed by]
PATRICK CHARLES LORNE  HARRISON             }                Patrick Harrison
in the presence of:-                        }

Witness: Name     Shuna Stirling


Address           as above




Occupation

Signed as a Deed by                         }                 [Signed by]
JAMES ANTHONY FRANK COWDEROY                }                 James Cowderoy
in the presence of:-                        }

Witness: Name     Shuna Stirling


Address           as above




Occupation

Signed as a Deed by                         }                 [Signed by]
IONA COWDEROY                               }                 James Cowderoy
in the presence of:-                        }                 [as Attorney]

Witness: Name     Shuna Stirling


Address           as above



Occupation

Signed as a Deed by                         }                 [Signed by]
DOUGLAS HARRISON                            }                 James Cowderoy
in the presence of:-                        }                 [as Attorney]

Witness: Name     Shuna Stirling


Address           as above




Occupation

Signed as a Deed by                         }                 [Signed by]
NIGEL HARRISON                              }                 James Cowderoy
in the presence of:-                        }                 [as Attorney]

Witness: Name     Shuna Stirling


Address           as above



Occupation

Signed as a Deed by                         }                 [Signed by]
GERALD HARRISON                             }                 Iain V.R. Harrison
in the presence of:-                        }                 [as Attorney]

Witness: Name     Shuna Stirling


Address           as above




Occupation

Signed as a Deed by                         }                 [Signed by]
KENNETH MACDONALD                           }                 K. MacDonald
in the presence of:-                        }

Witness: Name     Shuna Stirling


Address           as above




Occupation

Signed as a Deed by                         }                 [Signed by]
MARY MACDONALD                              }                 K. MacDonald
in the presence of:-                        }                 [as Attorney]

Witness: Name     Shuna Stirling


Address           as above




Occupation

Signed as a Deed by                         }                 [Signed by]
DAVID GEORGE BAIRD                          }                 David G. Baird
in the presence of:-                        }

Witness: Name     Shuna Stirling


Address           as above




Occupation

Signed as a Deed by                         }                 [Signed by]
ALISON BAIRD                                }                 David G. Baird
in the presence of:-                        }                 [as Attorney]

Witness: Name     Shuna Stirling


Address           as above




Occupation

Signed as a Deed by                         }                 [Signed by]
WILLIAM BRIGGS LAUCHLAN                     }                 W.B. Lauchlan
in the presence of:-                        }

Witness: Name     Sarah Miller


Address           70 Wellington Street
                  Glasgow


Occupation        Solicitor

Signed as a Deed by                         }                 [Signed by]
INGE LAUCHLAN                               }                 W.B. Lauchlan
in the presence of:-                        }                 [as Attorney]

Witness: Name     Sarah Miller


Address           as above



Occupation        as above

Signed as a Deed by                         }                 [Signed by]
KENNETH CADENHEAD                           }                 David G. Baird
in the presence of:-                        }                 [as Attorney]

Witness: Name     Sarah Miller


Address           as above



Occupation        as above

Signed as a Deed by                         }                 [Signed by]
LESLEY CADENHEAD                            }                 David G. Baird
in the presence of:-                        }                 [as Attorney]

Witness: Name     Sarah Miller


Address           as above



Occupation        as  above

Executed as a Deed by
SEACOR SMIT INC
acting by


John M. Gellert
Vice President